Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, July 28, 2015	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2015 Second Quarter Financial Results

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2015.

·                  GAAP net income of $48.8 million or $0.79 per diluted share.
·                  Adjusted net income, reflecting economic fuel expense and excluding loss on extinguishment of debt, of $37.5 million or $0.61 per diluted share, an increase of $15.1 million or $0.26 cents per diluted share year-over-year.
·                  Adjusted pre-tax margin of 10.7% compared to 6.4% in the prior year period.
·                  Unrestricted cash, cash equivalents and short-term investments of $606 million.
·                  Lowered leverage ratio to 3.4x.

“We are pleased with the results for the quarter” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Strong demand across our network coupled with low fuel prices more than compensated for the adverse impacts of the strengthening US dollar, the significant reduction in most fuel surcharges and the high levels of industry capacity growth from North America. Our financial performance for the second half of the year seems set to be a continuation of what we’ve seen so far in 2015. In this environment, the company expects to generate free cash flow, strengthen its balance sheet and improve its profit margins. As ever, the whole team has done a great job of looking after our customers, enhancing our reputation, and burnishing our brand. They have my thanks.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of June 30, 2015 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $606 million.
·                  Outstanding debt and capital lease obligations of approximately $947 million consisting of the following:
·                  $689 million outstanding under secured loan agreements to finance a portion of the purchase price for 11 Airbus A330-200 aircraft.
·                  $127 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $100 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $27 million outstanding under floating rate notes to finance the acquisition of two Boeing 767-300 ER aircraft.
·                  $4 million of outstanding convertible senior notes.

In the second quarter, the Company repurchased $4 million (principal balance) of its convertible senior notes outstanding. Repurchases to date have totaled $82 million (principal balance) or 95%, of the originally issued principal amount, thereby eliminating the need for the Company to issue 10.4 million shares when the notes may have otherwise converted to common stock.

In addition, during the second quarter the Company repurchased 0.8 million shares of its common stock for approximately $18 million under its previously announced $100 million stock repurchase program.

Second Quarter 2015 Highlights

Operational

·                  Ranked #1 nationally for on-time performance for the months of March, April and May 2015.
·                  Ranked as one of the top domestic airlines by Travel + Leisure for 2015.

Product and loyalty

·            The comprehensive interior retrofit of the Company's neighbor island fleet remains on schedule for completion in the fourth quarter of 2015 with 12 of 18 Boeing 717 aircraft completed to date.

Fleet and financing

·               Added an A330-200 aircraft under lease financing and retired a Boeing 767-300 at the end of its lease.
·               Updated the fleet plan and entered into a six-year lease agreement for one A330-200 with a delivery date of summer 2016 and accelerated the planned retirement date of certain of its Boeing 767-300 aircraft.
·               Announced the purchase of three ATR 72 turbo-prop aircraft in an all-cargo configuration for expansion of its cargo service.

Schedule

·               Los Angeles to Kona, three-times-weekly, and Los Angeles to Lihu‘e, four-times-weekly, summer seasonal service reintroduced in May.
·               Oakland to Kona, three-times-weekly and Oakland to Lihu‘e, four-times-weekly, summer seasonal service reintroduced in May.
·               Los Angeles to Maui second daily seasonal summer service reintroduced in May.
·               Announced year round service from Los Angeles to Lihu‘e, three-times-weekly, beginning in January 2016.

Third Quarter and Full Year 2015 Outlook

The table below summarizes the Company’s expectations for the third quarter ending September 30, 2015 and full year ending December 31, 2015, expressed as an expected percentage change compared to the results for the quarter ended September 30, 2014 or the year ended December 31, 2014 (the historical results for which are presented for reference).

	Third Quarter
Item	2014	Third Quarter 2015 Guidance
Cost per ASM Excluding Fuel (cents)	7.80	Up 2.5% to up 5.5%
Operating Revenue Per ASM (cents)	14.20	Down 4% to down 7%
ASMs (millions)	4,502.9	Up 3% to up 5%
Gallons of jet fuel consumed (millions)	60.2	Up 0.5% to up 2.5%
Economic fuel cost per gallon (a)	$3.10	$2.00 to $2.10

	Full Year
Item	2014	Full Year 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.15	Up 1.5% to up 3.5%
ASMs (millions)	17,073.6	Up 3% to up 5%
Gallons of jet fuel consumed (millions)	230.2	Up 0.5% to up 2.5%
Economic fuel cost per gallon (a)	$3.03	$2.05 to $2.15

(a) Economic fuel cost per gallon estimates are based on the July 22, 2015 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (July 28, 2015) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 11 years (2004-2014) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 86th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed and economic fuel cost per gallon, each for the quarter ending September 30, 2015 and the equivalent measures for full year 2015; the Company's expectations regarding operating revenue per available seat mile for the quarter ending September 30, 2015; the Company's timing expectations regarding the refurbishment of its Boeing 717 aircraft; the statement of the Company's CEO regarding the expected operating environment for the remainder of 2015; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(unaudited)			(unaudited)
Operating Revenue:
Passenger	$499,387	$506,797	(1.5)%	$968,532	$974,810	(0.6)%
Other	71,908	68,923	4.3%	143,043	125,768	13.7%
Total	571,295	575,720	(0.8)%	1,111,575	1,100,578	1.0%
Operating Expenses:
Aircraft fuel, including taxes and delivery	112,519	174,139	(35.4)%	223,846	345,278	(35.2)%
Wages and benefits	123,977	112,478	10.2%	243,991	219,972	10.9%
Aircraft rent	28,817	26,095	10.4%	57,188	52,374	9.2%
Maintenance materials and repairs	57,071	58,399	(2.3)%	112,316	116,709	(3.8)%
Aircraft and passenger servicing	29,348	30,860	(4.9)%	57,664	61,081	(5.6)%
Commissions and other selling	30,484	30,773	(0.9)%	60,912	62,108	(1.9)%
Depreciation and amortization	27,537	23,765	15.9%	52,716	46,576	13.2%
Other rentals and landing fees	23,248	21,656	7.4%	46,079	42,218	9.1%
Other	46,878	45,961	2.0%	94,283	92,631	1.8%
Total	479,879	524,126	(8.4)%	948,995	1,038,947	(8.7)%
Operating Income	91,416	51,594	77.2%	162,580	61,631	163.8%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(13,718)	(15,997)		(29,236)	(31,007)
Interest income	725	398		1,361	617
Capitalized interest	975	1,974		2,268	4,750
Gains (losses) on fuel derivatives	2,026	6,285		(3,661)	(614)
Loss on extinguishment of debt	(287)	—		(7,242)	—
Other, net	(1,876)	725		(4,810)	1,310
Total	(12,155)	(6,615)		(41,320)	(24,944)
Income Before Income Taxes	79,261	44,979		121,260	36,687
Income tax expense	30,427	17,652		46,543	14,435
Net Income	$48,834	$27,327		$74,717	$22,252
Net Income Per Share
Basic	$0.89	$0.51		$1.37	$0.42
Diluted	$0.79	$0.43		$1.18	$0.39
Weighted Average Number of Common Stock Shares Outstanding:
Basic	54,619	53,499		54,617	53,095
Diluted	61,855	62,847		63,390	57,046

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,					Six months ended June 30,
	2015		2014		% Change	2015		2014		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,659		2,526		5.3%	5,180		4,930		5.1%
Revenue passenger miles (RPM)	3,588,246		3,393,173		5.7%	6,933,627		6,621,779		4.7%
Available seat miles (ASM)	4,439,349		4,260,565		4.2%	8,666,390		8,296,235		4.5%
Passenger revenue per RPM (Yield)	13.92	¢	14.94	¢	(6.8)%	13.97	¢	14.72	¢	(5.1)%
Passenger load factor (RPM/ASM)	80.8%		79.6%		1.2 pt.	80.0%		79.8%		0.2 pt.
Passenger revenue per ASM (PRASM)	11.25	¢	11.90	¢	(5.5)%	11.18	¢	11.75	¢	(4.9)%
Total Operations (c) :
Revenue passengers flown	2,660		2,526		5.3%	5,182		4,932		5.1%
Revenue passenger miles (RPM)	3,590,510		3,395,161		5.8%	6,938,120		6,626,880		4.7%
Available seat miles (ASM)	4,441,648		4,262,774		4.2%	8,671,330		8,301,743		4.5%
Passenger load factor (RPM/ASM)	80.8%		79.6%		1.2 pt.	80.0%		79.8%		0.2 pt.
Operating revenue per ASM (RASM)	12.86	¢	13.51	¢	(4.8)%	12.82	¢	13.26	¢	(3.3)%
Operating cost per ASM (CASM)	10.80	¢	12.30	¢	(12.2)%	10.94	¢	12.51	¢	(12.5)%
CASM excluding aircraft fuel (b)	8.27	¢	8.21	¢	0.7%	8.36	¢	8.36	¢	—%
Aircraft fuel expense per ASM (a)	2.53	¢	4.09	¢	(38.1)%	2.58	¢	4.15	¢	(37.8)%
Revenue block hours operated	43,418		41,112		5.6%	85,653		80,324		6.6%
Gallons of jet fuel consumed	57,998		56,937		1.9%	114,996		112,101		2.6%
Average cost per gallon of jet fuel (actual) (a)	$1.94		$3.06		(36.6)%	$1.95		$3.08		(36.7)%
Economic fuel cost per gallon (a)(d)	$2.23		$3.09		(27.8)%	$2.22		$3.10		(28.4)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. The Company believes this is a useful measure because it better reflects its controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2015	2014	Change	2015	2014	Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$112,519	$174,139	(35.4)%	$223,846	$345,278	(35.2)%
Realized losses on settlement of fuel derivative contracts	16,553	2,009	723.9%	31,144	1,899	1,540.0%
Economic fuel expense	$129,072	$176,148	(26.7)%	$254,990	$347,177	(26.6)%
Fuel gallons consumed	57,998	56,937	1.9%	114,996	112,101	2.6%
Economic fuel costs per gallon	$2.23	$3.09	(27.8)%	$2.22	$3.10	(28.4)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

Adjusted net income and pre-tax income reflecting economic fuel expense and excluding loss on extinguishment of debt

•
Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts that will settle in future periods and the reversal of prior period unrealized amounts. As the cost and availability of fuel is volatile, excluding the impact of fuel derivative adjustments allows investors to better analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investor to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three months ended June 30,				Six months ended June 30,
	2015		2014		2015		2014
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported - GAAP	$48,834	$0.79	$27,327	$0.43	$74,717	$1.18	$22,252	$0.39
Add: changes in fair value of fuel derivative contracts, net of tax	(11,519)	(0.18)	(4,976)	(0.08)	(16,862)	(0.27)	(771)	(0.01)
Add: loss on extinguishment of debt, net of tax	178	—	—	—	4,351	0.07	—	—
Adjusted net income	$37,493	$0.61	$22,351	$0.35	$62,206	$0.98	$21,481	$0.38

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Income Before Income Taxes, as reported	$79,261	$44,979	$121,260	$36,687
Add: unrealized gains on fuel derivatives	(18,579)	(8,294)	(27,484)	(1,285)
Add: loss on extinguishment of debt	287	—	7,242	—
Adjusted Income Before Income Taxes	$60,969	$36,685	$101,018	$35,402

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP operating expenses	$479,879	$524,126	$948,995	$1,038,947
Less: aircraft fuel, including taxes and delivery	(112,519)	(174,139)	(223,846)	(345,278)
Adjusted operating expenses - excluding aircraft fuel	$367,360	$349,987	$725,149	$693,669
Available Seat Miles	4,441,648	4,262,774	8,671,330	8,301,743
CASM - GAAP	10.80 ¢	12.30 ¢	10.94 ¢	12.51 ¢
Less: aircraft fuel	(2.53)	(4.09)	(2.58)	(4.15)
CASM - excluding aircraft fuel	8.27 ¢	8.21 ¢	8.36 ¢	8.36 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts and losses on extinguishment of debt from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Pre-Tax Margin, as reported	13.9%	7.8%	10.9%	3.3%
Add: unrealized gains on fuel derivatives	(3.3)%	(1.4)%	(2.5)%	(0.1)%
Add: loss on extinguishment of debt	0.1%	—%	0.7%	—%
Pre-Tax Margin, adjusted	10.7%	6.4%	9.1%	3.2%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts and losses on extinguishment of debt from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the company’s overall debt.

	Twelve months ended
	June 30, 2015
Debt and capital lease obligations	$946,611
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	778,652
Adjusted debt and capital lease obligations	$1,725,263

EBITDAR:
Income Before Income Taxes	$198,021
Add back:
Interest and amortization of debt expense	62,469
Depreciation and amortization	102,515
Rent expense	111,236
EBITDAR	$474,241

Adjustments:
Add: Unrealized losses on fuel hedges, net	16,907
Add: Loss on extinguishment of debt	11,127
Adjusted EBITDAR	$502,275

Leverage Ratio	3.4	x